Exhibit 99.1
Reynolds Consumer Products Reports
First Quarter 2023 Financial Results
First Quarter In-line with Expectations

Reynolds Cooking & Baking Recovery on Track
Marketplace Leadership Continues

Full Year Guide Reaffirmed

LAKE FOREST, IL, May 10, 2023 – (BUSINESSWIRE) – Reynolds Consumer Products Inc. (“RCP” or “the Company”) (Nasdaq: REYN) today reported financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Highlights
•Net Revenues of $874 million, up 3% over Q1 prior year net revenues
•Net Income of $17 million vs. $52 million in Q1 2022
•Adjusted EBITDA of $82 million vs. $112 million in Q1 2022
•Earnings Per Share of $0.08 vs. $0.25 in Q1 2022; Adjusted Earnings Per Share of $0.08 vs. $0.26 in Q1 2022
•Operating Cash Flow of $88 million vs. $19 million in Q1 2022

Net revenues increased 3% as the effect of price increases implemented last year more than offset a 2% volume decline. Net income and Adjusted EBITDA declined as anticipated increases in material and manufacturing costs in the Reynolds Cooking & Baking business, as well as higher personnel costs, professional fees and advertising costs, were partially offset by increased profitability in the rest of our businesses. In addition, net income was negatively impacted by higher interest costs due to increased interest rates.
“Our results for the first quarter were in-line with our expectations and we believe we are well positioned for substantial earnings growth in 2023,” said Lance Mitchell, President and Chief Executive Officer. “The Reynolds Cooking & Baking recovery is off to a strong start, and our other three segments are also performing well, reflecting our category leadership and the advantage of our integrated brand and store brand model. I am extremely proud of the RCP team and look forward to building on our marketplace momentum, in addition to reporting strong financial results for the year.”
Reynolds Cooking & Baking
•Net revenues increased $15 million, or 6%
•Adjusted EBITDA decreased $24 million, or 86%
Net revenues increased 6%, driven by higher pricing and volume. Adjusted EBITDA decreased 86% driven by increased material and manufacturing costs, slightly offset by increased pricing and volume.
Actions to stabilize operations and improve operational efficiencies performed well against internal targets, consistent with margin objectives for the quarter and for the year.
Volume increased 3%, driven by further share gains by Reynolds Wrap, and new products continued to contribute to growth. Reynolds Kitchens Air Fryer Liners are expanding distribution, and Reynolds Kitchens Stay Flat Parchment Paper and Reynolds Wrap Heavy Duty Grill Bags have also begun shipping to retail.

Hefty Waste & Storage
•Net revenues increased $5 million, or 2%
•Adjusted EBITDA increased $10 million, or 22%
Net revenues increased 2%, as the effect of price increases implemented last year was partially offset by lower volume. Adjusted EBITDA increased 22%, reflecting the timing of price actions, partially offset by increased advertising investment.
Volume decreased 4%, driven by price elasticity and increased consumer activity outside the home.
Increased advertising and innovation drove commercial performance in the quarter, contributing to share gains for Hefty waste bags and significantly improved share trends for Hefty slider bags. Distribution of new half-gallon freezer bags helped drive improving trends for Hefty slider bags in the last 4 weeks of the quarter.
Innovation highlights include further expansion of Hefty Fabuloso® Lavender products, increased distribution of new Hefty Fabuloso® Lemon products, and the introduction of Hefty and store branded waste bags with post-consumer recycled materials.
Hefty EnergyBag™ now includes drawstring innovation and was also relaunched as Hefty ReNew™.
Hefty Tableware
•Net revenues increased $14 million, or 7%
•Adjusted EBITDA increased $7 million, or 30%
Net revenues increased 7%, as the effect of price increases implemented last year was partially offset by lower volume. Adjusted EBITDA increased 30%, driven by the timing of price actions relative to cost increases, partially offset by lower volume.
Volume decreased 6%, driven by price elasticity.
Hefty Tableware gained brand share of disposable tableware in the quarter driven by continued share growth of disposable plates. Our sustainable dish portfolio also grew share in the quarter.
Presto Products
•Net revenues increased $3 million, or 2%
•Adjusted EBITDA was flat
Net revenues increased 2%, driven by increased volume. Adjusted EBITDA was flat as the impact of higher volume was offset by increased manufacturing costs.
Volume increased 2%, driven by increased consumption and share of store branded food bags.
Presto gained additional share of store branded food bags in the quarter, and new products remained a contributor to growth. Innovation highlights include strength from stand-and-fill food bags, which continue to provide a point of difference for customers and consumers.
Balance Sheet and Cash Flow Highlights
At March 31, 2023, our cash and cash equivalents were $50 million, and our outstanding debt was $2,086 million, resulting in net debt of $2,036 million. Capital expenditures were $22 million for the quarter ended March 31, 2023 compared to $28 million in the prior year.
Operating cash flow of $88 million in the first quarter of 2023 was a $69 million increase compared to the same period in the prior year, largely due to the benefit from working capital initiatives.

Fiscal Year and Second Quarter Outlook
The Company reiterates its outlook for the full year and introduces its second quarter 2023 outlook as follows:

Fiscal Year 2023 Outlook
Net revenues	Flat +/- 1% growth
Net income⁽¹⁾	$274 to $296 million
Adjusted EBITDA	$605 to $635 million
Earnings per share⁽¹⁾	$1.30 to $1.41
Net debt	$1.8 to $1.9 billion

Q2 2023 Outlook
Net revenues	Flat to 2% growth
Net income⁽¹⁾	$57 to $64 million
Adjusted EBITDA	$135 to $145 million
Earnings per share⁽¹⁾	$0.27 to $0.30
(1)The Company is not providing projected adjusted net income or adjusted earnings per share, as it does not anticipate using or presenting such non-GAAP metrics in these periods.
We expect to further recover pre-pandemic profitability in 2023 driven by improving performance for Reynolds Cooking & Baking and continued solid performance for Hefty Waste & Storage, Hefty Tableware and Presto.
Commodity rates are assumed to be relatively stable versus end of April levels. However, the carryover of higher cost aluminum and the impact of operational inefficiencies in Reynolds Cooking & Baking are expected to impact second quarter results, though to a lesser extent than in the first quarter.
“Our first quarter results were consistent with our expectations, driven by a solid top-line, execution of our plans to stabilize Reynolds Cooking & Baking operations and restored profitability in our Hefty Waste & Storage, Hefty Tableware and Presto segments,” said Michael Graham, Chief Financial Officer. “We expect flat to 2% top-line growth and margin expansion in the second quarter, driven partly by improving Reynolds Cooking & Baking margins, and reiterate all previously provided guidance metrics for the full fiscal year. In line with our prior guide, we expect to increase advertising and trade investment in 2023 while also paying down debt, driven by earnings growth, increased balance sheet efficiency and continued capital spending discipline.”
Quarterly Dividend
The Company’s Board of Directors has approved a quarterly dividend of $0.23 per common share. The Company expects to pay this dividend on May 31, 2023, to shareholders of record as of May 17, 2023.
Conference Call and Webcast Presentation
The Company will host a conference call to discuss the financial results at 7:00 a.m.CT (8:00 a.m. ET) today. The dial-in for the conference call is (877) 423-9813 or (201) 689-8573. A simultaneous webcast and all related earnings materials will be available on the Company’s website at https://investors.reynoldsconsumerproducts.com.
About Reynolds Consumer Products Inc.
Reynolds Consumer Products is a leading provider of household products that simplify daily life so consumers can enjoy what matters most. With a presence in 95% of households across the United States, RCP manufactures and sells products that people use in their homes across three broad categories: cooking, waste and storage, and disposable tableware. Iconic brands include Reynolds Wrap® aluminum foil and Hefty® trash bags, in addition to dedicated store brands which are strategically important to retail customers. Overall, Reynolds Consumer Products holds the No. 1 or No. 2 U.S. market share position in the majority of product categories it serves. For more information, visit https://investors.reynoldsconsumerproducts.com.

Forward Looking Statements
This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our second quarter and fiscal year 2023 guidance. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “outlook,” “forecast”, “position”, “committed,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “model”, “assumes,” “confident,” “look forward,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth and recovery of profitability, management of costs and other disruptions and other strategies, and anticipated trends in our business, including expected levels of commodity costs and volume. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K.
For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

REYN-F

Investor Contact
Mark Swartzberg
Mark.Swartzberg@reynoldsbrands.com
(847) 482-4081

Reynolds Consumer Products Inc.
Consolidated Statements of Income
(amounts in millions, except for per share data)

	For the Three Months Ended
	March 31,
	2023	2022
Net revenues	$852	$818
Related party net revenues	22	27
Total net revenues	874	845
Cost of sales	(719)	(677)
Gross profit	155	168
Selling, general and administrative expenses	(105)	(83)
Other income (expense), net	2	(5)
Income from operations	52	80
Interest expense, net	(29)	(12)
Income before income taxes	23	68
Income tax expense	(6)	(16)
Net income	$17	$52
Earnings per share:
Basic	$0.08	$0.25
Diluted	$0.08	$0.25
Weighted average shares outstanding:
Basic	209.9	209.8
Diluted	209.9	209.8

Reynolds Consumer Products Inc.
Consolidated Balance Sheets
(amounts in millions, except for per share data)

	As of March 31, 2023	As of December 31, 2022
Assets
Cash and cash equivalents	$50	$38
Accounts receivable (net of allowance for doubtful accounts of $1 and $1)	342	348
Other receivables	3	15
Related party receivables	18	7
Inventories	682	722
Other current assets	38	41
Total current assets	1,133	1,171
Property, plant and equipment (net of accumulated depreciation of $842 and $821)	714	722
Operating lease right-of-use assets, net	62	65
Goodwill	1,879	1,879
Intangible assets, net	1,023	1,031
Other assets	54	61
Total assets	$4,865	$4,929
Liabilities
Accounts payable	$230	$252
Related party payables	65	46
Current portion of long-term debt	25	25
Current operating lease liabilities	15	14
Income taxes payable	25	14
Accrued and other current liabilities	130	145
Total current liabilities	490	496
Long-term debt	2,061	2,066
Long-term operating lease liabilities	49	53
Deferred income taxes	354	365
Long-term postretirement benefit obligation	34	34
Other liabilities	52	47
Total liabilities	$3,040	$3,061
Stockholders’ equity
Common stock, $0.001 par value; 2,000 shares authorized; 210 shares issued and outstanding	—	—
Additional paid-in capital	1,386	1,385
Accumulated other comprehensive income	39	52
Retained earnings	400	431
Total stockholders' equity	1,825	1,868
Total liabilities and stockholders' equity	$4,865	$4,929

Reynolds Consumer Products Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Three Months Ended March 31,
	2023	2022
Cash provided by operating activities
Net income	$17	$52
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	30	28
Deferred income taxes	(9)	(4)
Stock compensation expense	3	2
Change in assets and liabilities:
Accounts receivable, net	6	(6)
Other receivables	12	3
Related party receivables	(11)	(1)
Inventories	40	(64)
Accounts payable	(15)	5
Related party payables	19	3
Income taxes payable / receivable	12	20
Accrued and other current liabilities	(15)	(18)
Other assets and liabilities	(1)	(1)
Net cash provided by operating activities	88	19
Cash used in investing activities
Acquisition of property, plant and equipment	(22)	(28)
Net cash used in investing activities	(22)	(28)
Cash used in financing activities
Repayment of long-term debt	(6)	(6)
Dividends paid	(48)	(48)
Net cash used in financing activities	(54)	(54)
Net increase (decrease) in cash and cash equivalents	12	(63)
Cash and cash equivalents at beginning of period	38	164
Cash and cash equivalents at end of period	$50	$101

Cash paid:
Interest	28	10

Reynolds Consumer Products Inc.
Segment Results
(amounts in millions)

	Reynolds Cooking & Baking	Hefty Waste & Storage	Hefty Tableware	Presto Products	Unallocated(1)	Total
Revenues
Three Months Ended March 31, 2023	$283	$233	$224	$144	$(10)	$874
Three Months Ended March 31, 2022	268	228	210	141	(2)	845
Adjusted EBITDA
Three Months Ended March 31, 2023	$4	$55	$30	$19	$(26)	$82
Three Months Ended March 31, 2022	28	45	23	19	(3)	112
(1)The unallocated net revenues include elimination of intersegment revenues and other revenue adjustments. The unallocated Adjusted EBITDA represents the combination of corporate expenses which are not allocated to our segments and other unallocated revenue adjustments.

Components of Change in Net Revenues for the Three Months Ended March 31, 2023 vs. the Three Months Ended March 31, 2022

	Price	Volume/Mix	Total
Reynolds Cooking & Baking	3%	3%	6%
Hefty Waste & Storage	6%	(4)%	2%
Hefty Tableware	13%	(6)%	7%
Presto Products	—%	2%	2%
Total RCP	5%	(2)%	3%

Use of Non-GAAP Financial Measures
We use non-GAAP financial measures “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Earnings Per Share,” and “Net Debt” in evaluating our past results and future prospects. We define Adjusted EBITDA as net income calculated in accordance with GAAP, plus the sum of income tax expense, net interest expense, depreciation and amortization and further adjusted to exclude IPO and separation-related costs. We define Adjusted Net Income and Adjusted Earnings Per Share (“Adjusted EPS”) as Net Income and Earnings Per Share (“EPS”) calculated in accordance with GAAP, plus IPO and separation-related costs.  We define Net Debt as the current portion of long-term debt plus long-term debt less cash and cash equivalents.
We present Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. In addition, our chief operating decision maker uses Adjusted EBITDA of each reportable segment to evaluate the operating performance of such segments. We use Adjusted Net Income and Adjusted Earnings Per Share as supplemental measures to evaluate our business’ performance in a way that also considers our ability to generate profit without the impact of certain items. We use Net Debt as we believe it is a more representative measure of our liquidity. Accordingly, we believe presenting these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP financial measures presented by other companies.
Guidance for fiscal year and second quarter 2023, where adjusted, is provided on a non-GAAP basis. The Company cannot reconcile its expected Net Debt at December 31, 2023 to expected total debt without reasonable effort because certain items that impact total debt and other reconciling measures are out of the Company’s control and/or cannot be reasonably predicted at this time, to which unavailable information could have a significant impact on the Company’s GAAP financial results.
Please see reconciliations of Non-GAAP measures used in this release (with the exception of our December 31, 2023 Net Debt outlook, as described above) to the most directly comparable GAAP measures, beginning on the following page.

Reynolds Consumer Products Inc.
Reconciliation of Net Income to Adjusted EBITDA
(amounts in millions)

	Three Months Ended March 31,
	2023	2022
	(in millions)
Net income – GAAP	$17	$52
Income tax expense	6	16
Interest expense, net	29	12
Depreciation and amortization	30	28
IPO and separation-related costs (1)	—	4
Adjusted EBITDA (Non-GAAP)	$82	$112
(1)Reflects costs related to the IPO process, as well as costs related to our separation to operate as a stand-alone public company. These costs are included in Other expense, net in our consolidated statements of income.

Reynolds Consumer Products Inc.
Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS
(amounts in millions, except per share data)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	Net Income	Diluted Shares	Diluted EPS	Net Income	Diluted Shares	Diluted EPS
As Reported - GAAP	$17	210	$0.08	$52	210	$0.25
Adjustments:
IPO and separation-related costs (1)	—	210	—	3	210	0.01
Adjusted (Non-GAAP)	$17	210	$0.08	$55	210	$0.26
(1)Amounts are after tax, calculated using a tax rate of 24.3% for the three months ended March 31, 2022, which is our effective tax rate for the period presented.

Reynolds Consumer Products Inc.
Reconciliation of Net Debt to Total Debt
(amounts in millions)

As of March 31, 2023
Current portion of long-term debt	$25
Long-term debt	2,061
Total debt	2,086
Cash and cash equivalents	(50)
Net debt (non-GAAP)	$2,036

Reynolds Consumer Products Inc.
Reconciliation of Q2 2023 and FY2023 Net Income Guidance to Adjusted EBITDA Guidance
(amounts in millions)

	Three Months Ended June 30, 2023		Year Ended December 31, 2023
	Low	High	Low	High
Net income (GAAP)	$57	$64	$274	$296
Income tax expense	19	22	91	99
Interest expense, net	30	30	120	120
Depreciation and amortization	29	29	120	120
Adjusted EBITDA	$135	$145	$605	$635